Amendment #1

to the

AUTOMATIC AND FACULTATIVE

YEARLY RENEWABLE TERM REINSURANCE AGREEMENT

EFFECTIVE March 1, 2003

Between

PRUCO LIFE INSURANCE COMPANY

(PRUCO)

And

SCOTTISH RE (U.S.), INC.

(SCOTTISH)

The parties hereby agree to the following:

1.	SCHEDULE A, Section 1, PLANS REINSURED, shall be replaced by the following:

PLANS REINSURED:

This Agreement covers the following plans:

•	PruLife Universal (UL) – Policies issued by PRUCO (Form Number UL-2000 and all state variations)
•	PruLife Custom Premier (VUL II) – Policies issued by PRUCO (Form Number VUL-2000 and all state variations)
•	PruLife Custom Premier II (VUL 2004) – Policies issued by PRUCO (Form Number VUL-2004 and all state variations)
•	Target Term Rider (TTR) issued by PRUCO (currently available on VUL II and VUL 2004 policies)

Excluded from reinsurance under this Agreement are the Waiver of Premium and Accidental Death Benefits included in the above reinsured policies. Also excluded from reinsurance under this Agreement are riders that provide additional life insurance on the lives of any dependent children of the policyholder. Included under this Agreement is the Living Needs Benefit rider.

In witness of the above, PRUCO and SCOTTISH have by their respective officers executed and delivered this Amendment in duplicate on the dates indicated below, with an effective date of May 17, 2004.

PRUCO LIFE INSURANCE COMPANY	SCOTTISH RE (U.S.), INC.
By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________

By:________________________________	By:______________________________
Title:_______________________________	Title:_____________________________
Date:_______________________________	Date:_____________________________